UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2024

KEARNY FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

MD	001-37399	30-0870244
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

120 Passaic Avenue, Fairfield, NJ	07004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 244-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	KRNY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Keith Suchodolski

On June 20, 2024, Kearny Financial Corp. (the “Company”), the holding company of Kearny Bank (the “Bank”), announced that the Company’s Board of Directors promoted Keith Suchodolski to Senior Executive Vice President and Chief Operating Officer of the Company and the Bank effective July 1, 2024.  Mr. Suchodolski has served as the Company and Bank’s Senior Executive Vice President and Chief Financial Officer since July 2022. In connection with the Executive’s promotion to Senior Executive Vice President and Chief Operating Officer, the Company and the Bank entered into an amendment to Mr. Suchodolski’s employment agreement, effective as of July 1, 2024 (the “Amendment”).  The Amendment is solely to replace all references to “Senior Executive Vice President and Chief Financial Officer” with “Senior Executive Vice President and Chief Operating Officer.”

Promotion of Sean Byrnes

On June 20, 2024, the Company and Bank announced that the Company’s Board of Directors promoted Sean Byrnes to Executive Vice President, Chief Financial Officer and Principal Accounting Officer of the Company and the Bank effective July 1, 2024.  Mr. Byrnes has served as the Company’s Executive Vice President and Deputy Chief Financial Officer since July 2023.  In connection with Mr. Byrnes’ promotion to Executive Vice President and Chief Financial Officer, Mr. Byrnes and the Bank entered into a change in control agreement, effective as of July 1, 2024 (the “CIC Agreement”).  The CIC Agreement provides, in the event of a change in control of the Company or the Bank followed within twenty-four (24) months by an involuntary termination of employment for any reason other than cause or a termination for good reason, Mr. Byrnes will be entitled to a severance payment equal to two times annual base salary and two times the bonus earned in the fiscal year immediately preceding the date of a change in control, payable in a lump sum within ten days of his termination of employment, and continued participation in medical and dental coverage for two years.

Amended and Restated Executive Management Incentive Compensation Program
On June 18, 2024, the Bank approved an Amended and Restated Executive Management Incentive Compensation Program (“Amended Program”), which will replace the prior Executive Management Incentive Compensation Program (“Prior Program”).  The terms of the Amended Program are similar to the Prior Program except the Amended Program removes section 5(c) – Performance Gate from the Prior Program.
The press release issued by the Company related to the promotions of Mr. Suchodolski and Mr. Byrnes is included in this filing as Exhibit 99.1.  The foregoing descriptions of the Amendment, CIC Agreement and Amended Program do not purport to be complete and are qualified in their entirety by reference to the Amendment, CIC Agreement and Amended Program, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 of this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No. Description

10.1	Amendment to Employment Agreement with Keith Suchodolski

10.2	Change in Control Agreement with Sean Byrnes

10.3	Amended and Restated Executive Management Incentive Compensation Program
99.1	Press Release dated June 20, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEARNY FINANCIAL CORP.
DATE: June 20, 2024	By:	/s/ Craig L. Montanaro
Craig L. Montanaro
President and Chief Executive Officer